PURCHASE AND SALE AGREEMENT
                               AND
                       ESCROW INSTRUCTIONS


DATE OF AGREEMENT:       March 27, 2001


SELLER:                  ARAMARK Educational Resources, Inc.
                         d/b/a Children's World Learning Centers,
Inc.
                         a Delaware corporation

                              Address:  573 Park Point Drive
                                        Golden, CO  80401
                                        Attn.: John Rosen, Exec.VP

                              Telephone:     (303) 526-3254
                              Facsimile:     (303) 526-3394

PURCHASER:
                         AEI   Real  Estate  Fund  85-A   Limited
                         Partnership  as  to  an  undivided   20%
                         interest as tenant in common, AEI Income
                         &  Growth  Fund XXII Limited Partnership
                         as  to  an  undivided  25%  interest  as
                         tenant  in  common, and AEI Private  Net
                         Lease     Millennium    Fund     Limited
                         Partnership  as  to  an  undivided   55%
                         interest as tenant in common for:
                         CWLC # 668, 15950 FREDRICK DRIVE,
                         PLAINFIELD, IL :

                         AEI Fund Management XVII, Inc.
                         CWLC #00561, 7901 OAKMONT BLVD, FT. WORTH,
                         TX:

                         AEI Net Lease Income & Growth Fund  XX
                         Limited Partnership as to an undivided
                         35% interest as tenant in common, AEI
                         Income & Growth Fund 23LLC as to an
                         undivided 30% interest as tenant in
                         common, and AEI Fund Management XVII,
                         Inc as to an undivided 35% interest as
                         tenant in common for:
                         CWLC  #0556, 5524 NEW ALBANY RD, NEW
                         ALBANY, OH


                         AEI Income & Growth Fund XXI  Limited
                         Partnership          CWLC #0496, 800 SOUTH
                         ROUTE 83, MUNDELEIN, IL


                         AEI Fund Management XVII, Inc
                         CWLC  #0667, 1512 N. ROUTE 83, ROUND  LAKE
                         BEACH, IL

                         Address: 1300 MN World Trade Center
                                  30 East Seventh Street
                                  St. Paul, MN  55101
                                  Attn: Robert P. Johnson, President

                              Telephone:     (651)227-7333
                              Facsimile:     (651) 227-7705

ESCROW AGENT:            Lawyers Title Insurance Corporation

                              Address:  3636 North Central Avenue
                                        Suite 350
                                        Phoenix, AZ 85012
                                        Attn.:  David Nowlin

                              Telephone:     (602) 287-3500
                              Facsimile:     (602) 263-0433


PROPERTIES:              Those  real properties, individually  or
                         collectively, listed below and described
                         on   EXHIBIT  "A",  together  with   all
                         improvements  thereon,   and   all   the
                         rights,   easements,  and  appurtenances
                         pertaining  thereto, including,  without
                         limitation,   any  right,   title,   and
                         interest of Seller in and to adjacent streets, alleys, or right of way.

PRICES: The purchase price of each property shall be as described on Exhibit A hereto.


     CENTER NAME & NUMBER     LOCATION

1.         CWLC #0668         15950 Fredrick Drive
                              Plainfield, Il.

2.         CWLC #0561         7901 Oakmont Blvd
                              Ft. Worth, TX

3.        CWLC #0556          5524 New Albany Road
                              New Albany, OH

4.        CWLC #0496          800 South Route 83
                              Mundelein, IL

5.       CWLC #0667           1512 North Route 83
                              Round Lake Beach, IL


ESCROW OPENING DATE:
                               (To Be Inserted By Escrow Agent)


                            RECITALS

A. Seller is the owner of the Properties, each of which consists of improved real property.

B. Seller desires to sell the Properties to Purchaser, and Purchaser desires to purchase the Properties from Seller, upon the terms and conditions set forth herein.

C. It is the intent of the parties that, contemporaneous with the Closing as defined on page 4 of this Agreement, Seller shall lease the Properties from the Purchaser pursuant to the terms and conditions stated in the form net lease attached hereto as Exhibit B. A separate lease will be signed for each Property purchased, subject only to those modifications of the attached form lease, which are necessary for the lease to be legally binding in the state in which the property is located.

                              AGREEMENT

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   PURCHASE AND SALE; PURCHASE PRICE; TERMS OF PAYMENT.

       1.1 PURCHASE AND SALE. Seller agrees to sell and Purchaser agrees to purchase the Properties on the terms and conditions set forth in this Agreement and further agree that Purchaser may purchase all, none, or some, of the Properties.

       1.2    PURCHASE  PRICE.      The  purchase  price,   which
Purchaser agrees to pay for each Property, is described on Exhibit A hereto (the "Purchase Price(s)"):

      1.3   TERMS  OF  PAYMENT.    The Purchase  Price  shall  be
payable as follows:

           1.3.1 EARNEST MONEY DEPOSIT. Upon execution of this document by both parties and receipt of a Seller-signed copy by Purchaser, $20,000 in immediately available funds shall be deposited for each property (a total of $ 100,000) with
Escrow Agent as an earnest money deposit ("Earnest Money Deposit"). Upon receipt of the Earnest Money Deposit, Escrow Agent shall immediately deposit it in a federally insured account and open an escrow account for the transactions contemplated hereby. Any interest earned on escrowed funds shall remain the property of, and be paid to, Purchaser.

           1.3.2      CLOSING PAYMENT.    An amount equal to  the
difference  between  the Purchase Price  and  the  Earnest  Money
Deposit shall be paid by Purchaser in immediately available funds at Closing (the "Closing Payment").

           1.3.3 RENTAL RATE. The initial annual rent for each Property will be equal to 9.50% of the Purchase Price as defined in Exhibit "A". Beginning in the sixth lease year, and every fifth lease year thereafter, the annual rent will increase by an amount equal to the lesser of the prior year's scheduled rent multiplied by 10.0%, or the prior year's scheduled rent increased by 200% of the cumulative change in the consumer price index over the previous five (5) lease years.

2. CLOSING. The closing of this transaction ("Closing") shall occur, at the offices of Escrow Agent located at Lawyers Title Insurance Company ("Title Company"), 3636 North Central Avenue Suite 350, Phoenix, Arizona 85012, attention David Nowlin, unless another location is mutually agreed to by the parties, on the date twenty (20) business days following the expiration of the Properties Review Period ("Closing Date"). Either party may participate in the Closing by mail.

3.    DEED.          At the Closing, Seller shall convey title to
the Properties to Purchaser by form of Special Warranty Deed customarily used in the County where the Properties are located ("Deed"), subject only to those specific matters approved by Purchaser as herein provided in connection with the title insurance policy to be issued by Lawyers Title Insurance Corporation (the "Title Insurer").

4.   TITLE AND TITLE INSURANCE.

      4.1 TITLE REPORT. Within twenty (20) days from each Opening Date, Escrow Agent shall deliver a current Commitment for Title Insurance or a Preliminary Title Report ("Title Report") on the Properties from Title Insurer (as defined below) to both Purchaser and Seller. Such Title Report shall show the status of title to the Properties as of the date of the Title Report and shall be accompanied by legible copies of all title exceptions documents referred to in the Title Report.

      4.2 TITLE REVIEW PERIOD. With respect to each Property separately, Purchaser shall have a period of time beginning upon Purchaser's receipt of the Title Report and copies of all documents referred to therein and ending at 5:00 p.m., Central Standard time, fifteen (15) business days thereafter (the "Title Review Period"), to review the Title Report and to give Seller and Escrow Agent notice of any title exceptions which are unacceptable to Purchaser. If Purchaser gives notice of dissatisfaction as to any exception to title as shown in the Title Report, or any amendment thereto, Seller may, but shall not be obligated to, attempt to eliminate the disapproved exception from the Title Report or any amendment thereto prior to the Closing Date. If Seller does not eliminate the disapproved exception prior to the Closing Date, Purchaser's sole and exclusive remedies shall be to either cancel this Agreement with respect to such Property only by giving Seller and Escrow Agent written notice of cancellation, or to close such transaction with respect to such Property only subject to such previously disapproved exception. Notwithstanding the foregoing, if Seller notifies Purchaser in writing of its election not to eliminate a disapproved exception to title, Purchaser shall have until the earlier of the Closing Date or five (5) business days after receiving Seller's notice of making its election in writing as described above to either cancel this transaction or proceed to Closing with respect to such Property only. Purchaser's failure to make a timely election shall be deemed its election to close this transaction with respect to such Property only, taking title subject to any previously disapproved title exception. With respect to any amendments or updates to the Title Report or previous amendments or updates thereto, the same provisions and procedures described above shall apply with respect to
Purchaser's review and approval of, and Seller's option to eliminate, disapproved exceptions, except that Purchaser shall have five (5) business days after its receipt of the amendment or update to give its notice of dissatisfaction of any new title exception..

       4.3 APPROVAL OR DISAPPROVAL OF STATUS OF TITLE. Purchaser's failure to approve or disapprove any exception during the Title Review Period as to a specific Property shall be deemed an approval of title as described in the Title Report and a waiver of Purchaser's right to cancel this Agreement according to this Article. Upon any cancellation of this Agreement in full in accordance with this Article, Escrow Agent shall, without further instruction from either party, return the Earnest Money Deposit to Purchaser and this Agreement and the escrow shall terminate. Upon any cancellation of this Agreement in part, Escrow Agent shall return to Purchaser, along with a pro-rata share of any interest earned thereon, a pro-rata share of the Earnest Money Deposit.

      4.4 OWNER'S TITLE POLICY. Provided Purchaser approves, or is deemed to have approved, the status of title to each of the Properties during the Title Review Period, Seller shall cause Escrow Agent to provide Purchaser with a standard coverage owner's policy of title insurance (the "Owner's Title Policy") at the Closing or as soon thereafter as is reasonably possible. The Owner's Title Policy shall be issued by the Title Insurer in the full amount of the Purchase Price, be effective as of the Closing Date, and shall insure Purchaser that fee simple title to the Properties is vested in Purchaser, subject only (i) to the exceptions to title approved by Purchaser as provided for in ARTICLES 4.2 AND 4.3 of this Agreement (ii) any exceptions regarding survey matters; and (iii) any other matter approved in writing by Purchaser or resulting from the acts of Purchaser or Purchaser's agents. The cost of any endorsement to the Owner's Title Policy shall be paid in by Purchaser.

5.   FEASIBILITY CONDITION.

     5.1 PROPERTIES REVIEW PERIOD. During the period of time beginning upon the date that Seller has met its obligations as defined in ARTICLE 5.4 HEREOF, and ending at 5:00 PM Central Standard time sixty (60) business days thereafter ("Properties Review Period"), Purchaser shall have the right to enter upon the Properties, (only if accompanied by Seller's representative or agent) for the purpose of further examination and investigation of the Properties. Purchaser, its representatives and agents shall have the right during this Properties Review Period to conduct all testing and examinations it deems necessary to determine the desirability of purchasing the Properties. Purchaser shall have the right during this Properties Review Period to cancel this Agreement in whole or in part if Purchaser is dissatisfied, in its sole and absolute discretion, with the results of its examination of the Properties or any documentation related thereto, or for any other reason. If this Agreement is canceled with respect to one or more of the Properties, but not all of them, then, upon written notice by Purchaser to the Escrow Agent, a pro-rata portion of the earnest money deposit, along with any interest earned or accrued thereon, shall be immediately paid by the Escrow Agent to the Purchaser and this Agreement and the Escrow Account shall remain in effect for the balance of any remaining, non-canceled, Properties.

     5.2 WHEN EARNEST MONEY BECOMES NON-REFUNDABLE. On or before expiration of the Properties Review Period, Purchaser shall give written notice to Seller and Escrow Agent of its election to either cancel this Agreement or to proceed to close the transaction upon the terms and conditions herein. If Purchaser elects to cancel this Agreement in accordance with this Article, Escrow Agent shall, without further instruction from either party, return the Earnest Money Deposit to Purchaser and the escrow shall terminate. If Purchaser elects to proceed to close this transaction, the Earnest Money Deposit shall become nonrefundable to Purchaser, except if Seller fails to perform when due any act required of it by this Agreement. Purchaser's failure to give written notice of its election to either cancel or proceed to close this transaction shall be deemed a waiver of its election to cancel this Agreement.

      5.3 INDEMNIFICATION. All entries on, and inspections or studies of, the Properties shall be at the expense of Purchaser and Purchaser shall indemnify and hold Seller harmless from and against any and all liens, claims, demands, injuries, damages, losses, costs, expenses (including all reasonable attorney fees), or liability incurred by or asserted against the Seller or any of the Properties as a result of any of those entries, inspections or studies, which Purchaser's indemnification shall survive the Closing or any termination of this Agreement.

     5.4. DUE DILIGENCE.

          5.4.1 DUE DILIGENCE DOCUMENTS. Purchaser shall have until the later of 1) the end of the business day on April 16,
2001, or 2) the end of the tenth (10th) business day after the delivery of all of the First Due Diligence Documents, as described below, to be delivered by Seller at Seller's expense unless specifically designated herein to be obtained by Purchaser, and such documents to be of current or recent date and certified to Buyer, (the "First Contingency Period") to conduct all of its inspections, due diligence and review to satisfy itself regarding each item, the Property and this transaction:

     (a)  The Title Commitment and policy;

     (b) As-Built ALTA boundary survey of the Property as described on Exhibit "C" attached hereto;

     (c) Phase I environmental assessment report and reliance letter prepared by a company satisfactory to Buyer containing evidence that the Property complies with all federal, state and local environmental regulations, current within the last 6 months;

     (d)  Copies of the certificates of insurance for Lessee;

     (e)  Final plans and specifications for the Improvements;

     (f) Zoning compliance letter from the municipality or county exercising land use control over the Property in form and substance satisfactory to Purchaser, to be obtained by Purchaser at Purchaser's cost;

     (g) Financial statements of the Lessee as described on Exhibit "D" attached hereto; and financial statements of Seller and Lessee and to the extent Seller prepares the following documents: (1) evidence of a profitable operation of each Property, which has been operation more than one year, (2) or a proforma operating statement for each Property in operation less than one year. Annual corporate financial statements are required of Lessee thereafter, in the form of an
          audited,   if   available,  reviewed  or   consolidated
          statement and requested by Purchaser. Reviewed or consolidated statements must be certified to Purchaser by an the Chief Financial Officer of the Seller;

     (h) Copies of the Articles of Incorporation, the By-Laws and a current Certificate of Good Standing for the Lessee, together with all other documents Purchaser or Title Company deem necessary to support the authority of the persons executing any documents on behalf of the Seller, or Lessee;

     (i)  Soils report;

     (j) Appraisal, current within the last 12 months, to be obtained by Purchaser at Purchaser's expense;

     (k)  Certificate of Occupancy;

     (l)  Proposed warranty deed;

     (m) Verification of zoning classification, to be obtained by Purchaser at Purchaser's expense;

     (n)  Notwithstanding the other items in this paragraph 5.4.1
          (a)  -  ( m), if conditions listed below are met,  then
          Seller shall be under a duty to disclose certain facts and conditions relating to the Properties if:

           (i) Such facts and conditions are not known to Purchaser;

          (ii) Such facts and conditions materially and adversely affect Purchaser's investment in the Property

           (iii)      It  is  commercially reasonable  to  expect
     Seller to disclose such facts and conditions,

           (iv) Such facts and conditions arise after the execution of this Agreement; and

           (v) Seller, to its knowledge, has received written or oral notice of such facts and conditions. Knowledge being defined as and limited to the actual knowledge of John Rosen, or those persons immediately under his supervision
     limited  to   Chris Bardwell and Leslie Armstrong.


     (All of the above-described documents (a) through (n) are hereinafter collectively the "Due Diligence Documents").

      After receipt and review of the Due Diligence Documents or after Purchaser's inspection of the Property, Purchaser may cancel this Agreement for any reason in its sole discretion by delivering a cancellation notice, return receipt requested, to Seller and Closing Agent prior to the end of the Properties
Review Period, but in no event subsequent to the Properties Review Period, and the Earnest Money shall be returned in full to Purchaser immediately and neither party shall have any further duties or obligations to the other hereunder. Such notice shall be deemed effective upon receipt by Seller.

      5.4.  2.    SITE  INSPECTION.    Purchaser may  conduct  an
inspection of each Property and may, in its sole discretion, terminate this Agreement as a result thereof. Within 10 days after any inspection of the Properties, the Seller shall pay a site inspection fee to Purchaser in the amount of $2500 for the Ohio site, $2500 for the Mundelein, IL and Round Lake Beach, IL sites, $2500 for the Plainfield, IL site and $2500 for the Texas site for a grand total of $10,000. As a result, at the request of Seller, the purchase price of the Properties may be increase by the appropriate amount, at the sole discretion of Purchaser, and the annual base rent for each Property may be increased appropriately. No refund will be given to Seller for the inspection fee paid for any Property not purchased by Purchaser. If Purchaser has inspected one or both properties the inspection fee is due from Seller regardless if Purchaser purchases all or none of the properties.

      5.5 NONINTERFERENCE WITH BUSINESS. The Properties are presently being used as daycare centers. Notwithstanding anything to the contrary, Purchaser may not conduct any of its tests or examinations during normal business hours except with the prior written permission of Seller, which may be arbitrarily withheld by Seller. No chemicals or hazardous substances shall be used in any testing or examination except with the prior written permission of Seller. No tools or materials shall be left or stored in or around the Properties during the Properties Review Period. Purchaser agrees to indemnify Seller and hold Seller harmless from the cost, liability, expense or injury to person or property arising out of any violation of this Paragraph 5.5 including but not limited to attorney fees.

     5.6 FINANCING CONDITIONS AND OBLIGATIONS. There shall be no financing contingency connected with this Agreement. If Purchaser obtains financing to purchase the Properties, then the total Purchase Price shall be increased by Twenty-five Thousand and No/100 Dollars ($25,000.00). This increase is due to the extra time, money, effort, and problems that Seller experiences and may experience due to a financed sale.

6.   ESCROW.

     6.1 ESTABLISHMENT OF ESCROW. An escrow for this transaction shall be established with Escrow Agent and Escrow Agent is hereby employed by the parties to handle the escrow. This Agreement shall constitute escrow instructions and an original or fully executed copy shall be deposited with Escrow Agent for this purpose. Should Escrow Agent require the execution of its standard form printed escrow instructions, Purchaser and Seller agree to execute the same; however, such instructions shall be construed as applying only to Escrow Agent's employment, and if there are conflicts between the terms of this Agreement and the terms of the printed escrow instructions, the terms of this Agreement shall control.

      6.2 CANCELLATION OF ESCROW. If the escrow fails to close because of Seller's default, Seller shall be liable for all customary escrow cancellation charges. If the escrow fails to close because of Purchaser's default, Purchaser shall be liable for all customary escrow cancellation charges. If the escrow fails to close for any other reason, Seller and Purchaser shall each be liable for one-half (1/2) of all customary escrow cancellation charges.

      6.3 LEASE. The parties hereby agree upon the form of the Lease and memorandum of lease as attached as Exhibit B hereto. At closing, duplicate copies of such form lease will be signed for each Property purchased, subject only to changes necessary for each lease to be legally binding in the state in which the Property is located. Upon Closing, the Escrow Agent shall insert into the Lease, and the parties hereby give the Escrow Agent Power of Attorney to insert, the Lease Commencement Date that shall be the Closing Date. If closing does not occur for any reason whatsoever, the Escrow Agent shall destroy the Leases. The Escrow Agent is further instructed upon Closing to record that certain Memorandum of Lease referred to in Exhibit C of Exhibit B. Such Memorandum shall be recorded in the office of the clerk and recorder, register of deeds or analogous office immediately subsequent to the recording of the Deed, with no intervening documents being recorded.

7.   CLOSING COSTS.

      7.1 SELLER'S CLOSING COSTS. Seller will pay for and provide AEI with a standard title policy and pay any recording fees charged by the Title Company or taxing authority. All other closing costs for each Parcel shall be borne equally by Seller and AEI. Seller will pay AEI a due diligence expense allowance (the "Allowance") of $23,500 per Parcel, payable at the closing of the purchase of each Parcel. No Allowance shall be payable to AEI for any Parcel not purchased by AEI. Each party shall pay its own attorney fees and costs. AS A RESULT, UPON THE PURCHASE OF THE PROPERTY BY AEI THE PURCHASE PRICE OF THE INDIVIDUAL PROPERTY WILL BE INCREASED BY $23,500 AND THE ANNUAL BASE RENT FOR EACH PROPERTY WILL BE INCREASED PROPORTIONATELY.

      7.2 PRORATIONS. Real estate taxes, personal property taxes and assessments, if any, shall be prorated through escrow, as of the Closing Date, and be based upon the latest available information. Any other closing costs shall be paid equally by Purchaser and Seller.

8.    POSSESSION.    Possession of the Properties sold  shall  be
delivered to Purchaser upon Closing, subject to a lease executed between the parties.

9. BROKERAGE. Purchaser and Seller warrant and represent to each other that neither has dealt with any real estate broker or salesperson in connection with this transaction. If any person shall assert a claim to a finder's fee, brokerage commission, or any other compensation on account of alleged employment as a finder or broker or performance of services as a finder or broker in connection with this transaction, the party under whom the finder or broker is claiming shall indemnify and hold the other party harmless from and against any such claim and all costs, expenses and liabilities incurred in connection with such claim or any action or proceeding brought on such claim, including, but not limited to, counsel and witness fees and court costs in defending against such claim. This indemnity shall survive the Closing or cancellation and termination of this Agreement and the escrow.

10.  REMEDIES.

      10.1 SELLER'S REMEDIES. If Purchaser fails to perform as required by this Agreement, in the time and manner set forth in this Agreement, and provided Seller is not then in default, Seller, as Seller's sole and exclusive remedy, may cancel this Agreement and the escrow, such cancellation to be effective immediately upon Seller giving written notice of cancellation to Purchaser and Escrow Agent. Upon such cancellation, Seller shall be entitled to, and Escrow Agent shall deliver to Seller, the Earnest Money Deposit, as consideration for acceptance of this Agreement, for taking the Properties off the market, and as the parties' best estimate of Seller's damages resulting from Purchaser's default, but not as a penalty. Subject to 16.5 hereof, the Earnest Money Deposit released to Seller upon such cancellation shall be retained by Seller as its sole and exclusive remedy against Purchaser in all respects. Any accrued interest shall be paid to Purchaser.

      10.2 PURCHASER'S REMEDIES. Only if Seller fails to close any transaction(s) as required by this Agreement, in the time and manner set forth in this Agreement, and provided Purchaser is not in default, Purchaser, as its sole and exclusive remedy, may cancel this Agreement and the Escrow, such cancellation to be effective immediately upon Purchaser giving written notice of cancellation to Seller and Escrow Agent. Upon such cancellation, Purchaser shall be entitled to, and Escrow Agent shall deliver to Purchaser, the Earnest Money Deposit and any interest earned thereon, and Seller shall pay to Purchaser $20,000 per Property as to any Property not closed due to Seller's failure to Close as required by this Agreement as consideration for entering into this Agreement and as the parties' best estimate of Purchaser's damages resulting from Seller's default, but not as a penalty.
Subject to 16.5 hereof, the Earnest Money Deposit and any interest earned thereon released to Purchaser and the $20,000 TO BE PAID BY SELLER shall be retained by Purchaser as its sole and exclusive remedy against Seller in all respects.

      10.3 LIQUIDATED DAMAGES: After endeavoring to estimate what the actual loss would be in the event of a default and as a material inducement to execution hereof, the parties agree that it would be impractical and extremely difficult to fix actual damages in case of a default. The amount of the Earnest Money Deposited is a reasonable estimate of Seller's damages and Seller shall retain the Earnest Money Deposit as stated above, and Purchaser shall be entitled to payment from Seller of $20,000 per Property as set forth in Article 10.2 above, as their sole remedy against each other in case of default. The parties shall also be entitled to attorney fees pursuant to 16.5.

11. OPENING DATE. The "Opening Date" shall be the date on which the Earnest Money Deposit, together with a fully executed copy or counterpart copies of the Purchase Agreement are received by the Escrow Agent. Escrow Agent is hereby instructed to enter that Opening Date on the first page of this Agreement and return a copy to both Seller and Purchaser.

12.    SELLER'S   REPRESENTATIONS  AND   WARRANTIES.       Seller
represents and warrants to Purchaser (and on the Closing Date shall be deemed to represent and warrants) as follows:

      12.1 LEGAL, VALID AND BINDING. This Agreement and all other instruments or documents executed or delivered with this transaction each constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

      12.2 NO APPROVAL BY GOVERNMENTAL AUTHORITY. No consent, approval, authorization, registration, qualification, designation, declaration or filing with any governmental authority is required in connection with the execution and delivery of this Agreement by Seller.

      12.3 NO CONFLICT. The execution, delivery and performance of this Agreement by Seller and the consummation of the transaction contemplated herein will not: (i) result in a breach or acceleration of or constitute a default or event of termination under the provisions of any agreement or instrument by which the Properties is bound or affected; (ii) result in the creation or imposition of any lien, charges or encumbrance, not provided for herein, on or against the Properties or any portion thereof; (iii) constitute or result in the violation or breach by Seller of any judgment, order, writ, injunction or decree issued against or imposed upon Seller, or result in the violation of any applicable law, rule or regulation of any governmental authority.

     12.4 NO LAWSUITS. Seller, having undertaken no independent inquiry, there are no actions, suits, proceedings or investigations pending, to the best of Seller's knowledge or threatened, with respect to or in any manner affecting Seller's ownership of the Properties or otherwise affecting any portion thereof, or which will become a cloud on the title to the Properties or question the validity or enforceability of the transaction contemplated herein.

      12.5 NO LEASES.     There will be no existing leases and/or
tenancies affecting all or any portion of the Properties as of the Closing Date, except for that certain lease between the parties attached as Exhibit "B".

     12.6 NO MECHANICS LIENS. No work has been performed or is in progress at, and no materials have been furnished to, the Properties or any portion thereof, which might give rise to mechanics', materialmen's or other lien against Purchaser's interest in the Properties or any portion thereof, except as disclosed in Exhibit "E" attached hereto and incorporated herein by reference. Seller hereby agrees to indemnify Purchaser from and against any and all claims of third parties, and from all mechanics' liens in connection with the Properties whose claim of lien arises from labor or material provided to the Properties prior to Closing or pursuant to a contract entered into with Seller prior to Closing, including all costs and attorneys' fees.

      12.7 NON-FOREIGN AFFIDAVIT. Seller is not, and as of the Closing Date will not be, a "foreign person" within the meaning of Internal Revenue Code Section 1445, and Seller shall deliver to Purchaser at Closing a Non-Foreign Affidavit pursuant to
Section 1445(b)(2) of the Internal Revenue Code (the "Non-Foreign
Affidavit").

13.   AS  IS.         Except for the express representations  and
warranties contained in this Article 12, Seller has made no representations or warranties of any kind, and will at the Closing make no representations or warranties of any kind, in connection with the physical condition of the Properties. Except for the representations and warranties contained in Article 12 and the covenants and warranties to be contained in the Deed, Seller shall have no responsibility, liability or obligations subsequent to the Closing with respect to any conditions or as to any matters whatsoever respecting in any way the Properties, which Purchaser acknowledges is being purchased in an "AS IS,
WHERE IS" condition. Seller does represent and warrant that it has given Purchaser all environmental reports (Phase I or otherwise) in Seller's possession, which relate to the Properties.

14. RISK OF LOSS. If prior to the Closing all of any Property shall be taken by condemnation or eminent domain, this Agreement shall be automatically canceled, the Earnest Money Deposit and any interest earned thereon shall be returned to Purchaser, and thereupon neither party shall, except as otherwise provided herein, have any further liability or obligation to the other. If prior to the Closing, less than all of any Property shall be taken by condemnation or eminent domain, then Purchaser may, at its option, cancel this Agreement as to such Property only, in which event Escrow Agent shall return to Purchaser its Earnest Money Deposit, and any interest earned thereon, as to such Property [i.e., twenty thousand dollars ($20.000) plus interest] and thereupon neither party shall have any further liability or obligation to each other (except as otherwise stated herein) as to such Property, or Purchaser may accept title subject to the taking, in which event after the Closing the proceeds of the award or payment shall be assigned by Seller to Purchaser and any money theretofore received by Seller in connection with such taking shall be paid over to Purchaser. Notwithstanding anything above to the contrary, Seller hereby discloses that potential proceeds from a condemnation relating to a right of way acquisition for Route 83, Mundelein, Illinois, which is pending in connection with said Property, has been assigned to the prior fee owner of the Property. Purchaser reserves the right to review and approve all information in Seller's possession relating to such pending condemnation as a condition precedent to Purchaser's obligation to purchase said Property. In the event any Property shall be damaged by fire or other casualty prior to the time of Closing in an amount of more than ten percent (10%) of the total Purchase Price of said Property, either party shall have the option to terminate this Agreement as to such Property. Should the parties elect to carry out this Agreement regarding such Property despite such damage, Purchaser shall be entitled to a credit for the insurance proceeds resulting from such damage to the Property not exceeding, however, the total Purchase Price of said property. In all other regards, the risk of loss or damage to the Property until the Closing shall be borne by Seller.

15. NOTICES. All notices required or permitted to be given under this Agreement shall be in writing and shall be given by personal delivery, recognized overnight courier services or by deposit in the United States mail, certified mail, return receipt requested, postage prepaid, addressed to Seller and Purchaser at the addresses set forth on the first page of this Agreement or at such other address as a party may designate by notice similarly given. Notices shall be deemed effective upon delivery; if personally delivered: on the next business day after deposit with a recognized overnight courier service; or on the expiration of three (3) days after deposit in the US mail, as described above. A copy of any notice shall be given to Escrow Agent.

Copies shall be given to:

                    Leslie Armstrong, Esq.
                    ARAMARK Educational Resources, Inc.
                    573 Park Point Drive
                    Golden, CO  80401
                    Ph No.:  303-526-3381

16.  MISCELLANEOUS.

      16.1  INCORPORATION OF RECITALS.    The  recitals  of  this
Agreement are hereby affirmed by the parties as true and correct and are incorporated herein by this reference.

      16.2 WAIVERS. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver be a continuing waiver. Except as expressly provided in this Agreement, no waiver shall be binding unless executed in writing by the party making the waiver. Either party may waive any provision of this Agreement intended for its sole benefit; however, unless otherwise provided for herein, such waiver shall in no way excuse the other party from the performance of any of its other obligations under this Agreement.

      16.3 CONSTRUCTION. This Agreement shall be interpreted according to the law of the state where the Properties are located, and shall be construed as a whole and in accordance with its fair meaning and without regard to, or taking into account, any presumption or other rule of law requiring construction against the party preparing this Agreement or any part hereof.

     16.4 TIME.     Time is of the essence of this Agreement.

     16.5  ATTORNEY'S FEES.    If any action is brought by either
party in respect to its rights under this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and court costs as determined by the court.

      16.6  ASSIGNMENT.    Purchaser may assign its rights  under
this Agreement prior to Closing without the prior written consent of Seller.

      16.7 BINDING EFFECT.     This Agreement and all instruments
or documents entered into pursuant hereto are binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

      16.8  FURTHER  ASSURANCES AND DOCUMENTATION.    Each  party
agrees in good faith to take such further actions and execute such further documents as may be necessary or appropriate to fully carry out the intent and purpose of this Agreement.

      16.9 TIME PERIODS. If the time for the performance of any obligation under this agreement expires on a Saturday, Sunday or legal holiday, the time for performance shall be extended to the next succeeding day which is not a Saturday, Sunday or legal holiday.

      16.10 HEADINGS. The headings of this Agreement are for purposes of reference only and shall not limit or define the meaning of any provision of this Agreement.

      16.11 ENTIRE AGREEMENT. This Agreement, together with all exhibits referred to herein, which are incorporated herein are made a part hereof by this reference and the Lease between the parties, constitutes the entire agreement between the parties pertaining to the subject matter contained in this Agreement. No supplement, modification or amendment of this Agreement shall be binding unless in writing and executed by Purchaser and Seller.

      16.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     16.13 SURVIVAL. Each of the terms and provisions of this Agreement, including the representations and warranties contained in ARTICLE 12, which are not incorporated into the Deed, or which are not satisfied by the execution and delivery of the Deed, or which by their nature require the parties to perform certain acts subsequent to the Closing, shall survive the Closing, except that the representations and warranties contained in ARTICLE 12 shall survive the Closing for a period of only six (6) months only.



           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SELLER:
3/27/01
Date

ARAMARK  Educational  Resources,  Inc.,  d/b/a  Children's  World
Learning Centers, Inc., a Delaware Corporation


By: /s/ John Rosen
Its: Executive Vice President


PURCHASER:

March 28, 2001
Date

TEXAS:
PROPERTY KNOWN AS CWLC # 0668, 15950 Fredrick Drive,  Plainfield,
IL.:

The following limited partnerships, in the respective percentage designated, are obligating themselves to purchase the Plainfield, IL. Property only, under the terms of this Agreement,:

AEI Real Estate Fund 85-A Limited Partnership                  20%
BY:  Net Lease Management 85-A, Inc.

By:/s/ Mark Larson
       Mark Larson, Chief Financial Officer

AEI Income & Growth Fund XXII Limited Partnership              25%
BY:  AEI Fund Management XXI, Inc.

By:/s/ Mark Larson
       Mark Larson Chief Financial Officer

AEI Private Net Lease Millennium Fund Limited Partnership      55%
BY:  AEI Fund Management XVIII, Inc.

By:/s/ Mark Larson
       Mark Larson Chief Financial Officer

PROPERTY KNOWN AS CWLC # 0561 OAKMONT BOULEVARD, FT. WORTH, TX
The   following   corporation,  in  the   respective   percentage
designated, is obligating itself to purchase the Oakmont Property only, under the terms of this Agreement:

AEI Fund Management XVII, Inc.                                 100%

By:/s/ Mark Larson
       Mark Larson Chief Financial Officer








OHIO:
PROPERTY KNOWN AS CWLC # 0556 5524 NEW ALBANY RD, NEW ALBANY, OH
The   following   corporation,  in  the   respective   percentage
designated,  is  obligating itself to  purchase  the  New  Albany
Property only, under the terms of this Agreement:

AEI Net Lease Income & Growth Fund XX Limited Partnership      35%
BY:  AEI Fund Management XX, Inc.

By:/s/ Mark Larson
       Mark Larson Chief Financial Officer


AEI Income & Growth Fund 23LLC                                 30%
BY:  AEI Fund Management XXI, Inc.

By: /s/ Mark Larson
        Mark Larson Chief Financial Officer

AEI Fund Management XVII, Inc.                                 35%

By: /s/ Mark Larson
        Mark Larson Chief Financial Officer

ILINOIS:
PROPERTY KNOWN AS CWLC # 0496 800 SOUTH ROUTE 83, MUNDELEIN, IL
The   following   corporation,  in  the   respective   percentage
designated,  is  obligating  itself  to  purchase  the  Mundelein
Property only, under the terms of this Agreement:

AEI Income & Growth Fund XXI Limited Partnership               100%
BY:  AEI Fund Management XXI, Inc.

By:/s/ Mark Larson
       Mark Larson Chief Financial Officer

PROPERTY  KNOWN  AS CWLC # 0667 1512 NORTH ROUTE 83,  ROUND  LAKE
BEACH, IL
The   following   corporation,  in  the   respective   percentage
designated, is obligating itself to purchase the Round Lake Beach
Property only, under the terms of this Agreement:

AEI Fund Management XVII, Inc.                                 100%

By: /s/ Mark Larson
        Mark Larson Chief Financial Officer


                    ACCEPTANCE BY ESCROW AGENT

      Escrow Agent hereby (a) acknowledges receipt of a fully executed copy or counterpart copies of this Agreement on this 29th day of March, 2001 and has inserted said date on the first page of this Agreement, and (b) hereby agrees to establish an escrow (Escrow No. N01-40086DDN*) and to administer the same in accordance with the provisions hereof. Escrow Agent further agrees to immediately deliver to Purchaser and Seller copies or counterpart of this fully executed Agreement.

* master file
                         Lawyers Title Insurance Corporation

                         By:  /s/ Patricia Keil

                         Its: National Title Officer


                            EXHIBIT A
                               TO
                   PURCHASE AND SALE AGREEMENT
                               AND
                       ESCROW INSTRUCTIONS


      Attached  to  and  forming  a part  of  PURCHASE  AND  SALE
AGREEMENT  AND  ESCROW  INSTRUCTIONS  between  AEI  and   ARAMARK
EDUCATIONAL   RESOURCES,  INC.  DBA  Children's  World   Learning
Centers, Inc., dated 3/27/01, 2001:

PURCHASE PRICE:

                    CWLC
                   Closing            AEI       Est. Site     Purchase
              Costs+ Base Price +  Allowance  + Inspection     Price


CWLC # 0620
Plainfield, IL,  $1,503,000     +   $23,500   +  $2,500  =   $1,529,000


CWLC # 0561
Oakmont Blvd,
Ft.  Worth       $1,405,000     +   $23,500   +  $2,500  =   $1,431,000


CWLC # 0556
New Albany,
New  Albany      $1,530,000     +   $23,500   +  $2,500  =   $1,556,000

CWLC # 0496
S. Route 83,
Mundelein        $1,593,250     +   $23,500   +  $1,250  =   $1,618,000

CWLC # 0667
N. Route 83,
Round Lake
Beach            $1,728,250     +   $23,500   +  $1,250  =   $1,753,000